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                                                                    Exhibit 8(a)

                              Debevoise & Plimpton
                                875 Third Avenue
                            New York, New York  10022




                                                                     May 6, 1994


Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35202

PLC Capital L.L.C.
c/o Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35202

                           Protective Life Corporation
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Protective Life Corporation, a Delaware corporation ("Protective Life"), and PLC Capital L.L.C., a Delaware limited liability company ("PLC Capital"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (Registration No. 33-52831), as amended (the "Registration Statement"), relating to the public offering of up to $175,000,000 in the aggregate of (i) debt securities representing unsecured obligations of Protective Life

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Protective Life Corporation    2                                     May 6, 1994
   PLC Capital L.L.C.


to be issued pursuant to a Senior Indenture to be entered into between Protective Life and The Bank of New York, as trustee, (ii) shares of preferred stock of Protective Life, par value $1.00 per share and (iii) Cumulative Monthly Income Preferred Securities (the "Preferred Securities"), representing preferred limited liability company interests of PLC Capital. The proceeds of the offering of Preferred Securities (together with proceeds from the issuance of common limited liability company interests in PLC Capital and related capital contributions) may be loaned by PLC Capital to Protective Life and such loan may be evidenced by subordinated debentures of Protective Life to be issued pursuant to a Subordinated Indenture to be entered into between Protective Life and AmSouth Bank N.A., as trustee. In addition, certain payment obligations of PLC Capital with respect to the Preferred Securities will be guaranteed by a subordinated guarantee of Protective Life.

          In so acting, we have participated in the preparation of the original Limited Liability Company Agreement of PLC Capital, dated March 24, 1994, and the Certificate of Formation of PLC Capital.

          In connection with the issuance pursuant to the Registration Statement of the Series A Preferred Securities (as defined in the Registration Statement), you have requested that we render the opinion set forth below. In rendering such opinion, we have examined and relied upon the representations and warranties as to factual matters made in or pursuant to the documents referred to above and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

          Subject to the foregoing and the qualifications and limitations set forth herein and assuming the due execution and delivery of the Amended and Restated Limited Liability Agreement substantially in the form of Exhibit

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Protective Life Corporation    3                                     May 6, 1994
   PLC Capital L.L.C.


4(d) to the Registration Statement (the "L.L.C. Agreement"), that the L.L.C. Agreement is valid and enforceable in accordance with its terms and the compliance by PLC Capital with the Delaware Limited Liability Company Act and the terms of the L.L.C. Agreement, we are of the opinion that the statements contained in the Prospectus Supplement subject to completion dated May 6, 1994 (the "Prospectus Supplement") relating to the issuance of the Series A Preferred Securities under the heading "Certain Federal Income Tax Considerations", to the extent that they relate to matters of law or legal conclusion, are correct in all material respects.

          This opinion is based on the relevant law in effect (or, in the case of Proposed Treasury Regulations, proposed) and the relevant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

          This opinion is addressed solely to you and no other person may rely on it, PROVIDED that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain Federal Income Tax Considerations" and "Legal Opinions" in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,


                                   /s/ Debevoise & Plimpton